UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 19, 2019

BioTime, Inc.

(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1010 Atlantic Avenue

Suite 102

Alameda, California 94501

(Address of principal executive offices)

(510) 521-3390

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

References in this Report to “BioTime,” “we” or “us” refer to BioTime, Inc.

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

As previously disclosed by BioTime, Inc. (the “Company”), on January 3, 2019, Russell Skibsted ceased serving as the Chief Financial Officer of the Company. On February 19, 2019, the Company and Mr. Skibsted entered into a separation agreement pursuant to which Mr. Skibsted is entitled to receive:

1.	Cash severance equal to six months of his annual base salary and a portion of the bonus target amount equal to $100,000.

2.	Payment of COBRA group health insurance premiums for Mr. Skibsted and his eligible dependents for up to a maximum of six months.

3.	Accelerated vesting of all of Mr. Skibsted’s outstanding option grants and extension of the exercise period until January 2, 2020.

The foregoing description of the separation agreement is qualified in its entirety by reference to the full text of the separation agreement, which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019.

On February 19, 2019, Stephana Patton resigned as the General Counsel of the Company, with an anticipated effective date of March 1, 2019. The Company has engaged several consultants to help manage the legal function while it conducts a search for a new General Counsel.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date: February 22, 2019	By	/s/ Brian M. Culley
Brian M. Culley Chief Executive Officer

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